Exhibit 3

WESTERN RESOURCES, INC.
BY-LAWS

                  (as amended March 19, 1997)

                           ARTICLE I

                          STOCKHOLDERS


     Section 1. The annual meeting of the stockholders of the Company shall be held on the first Tuesday of May in each year (or if said day be a legal holiday, then on the next succeeding day not a holiday), at 11:00 A.M. or, on such other day and at such time as the Board of Directors may deem reasonable and appropriate, at the principal office of the Company in the City of Topeka, Kansas, or such other place as the Board of Directors may designate for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.

     Section 2. Special meetings of the stockholders may be held upon call of the Board of Directors or the Chairman of the Board or the President, at such time and at such place within or without the State of Kansas as may be stated in the call and notice.

     Section 3. Notice stating the place, day and hour of every meeting of the stockholders, and in the case of a special meeting further stating the purpose for which such meeting is called, shall be mailed at least ten days before the meeting to each stockholder of record who shall be entitled to vote thereat, at the last known post office address of each such stockholder as it appears upon the books of the Company. Such further notice shall be given by mail, publication or otherwise, as may be required by law. Any meeting may be held without notice if all of the stockholders entitled to vote are present or represented at the meeting, or all of the stockholders entitled to notice of the meeting sign a waiver thereof in writing.

     Section 4. The holders of record of a majority of the shares of the capital stock of the Company issued and outstanding, entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, and the vote of a majority of such quorum shall be necessary for the transaction of any business, unless otherwise provided by law, by the Articles of Incorporation or by the By-laws. If at any meeting there shall be no quorum, the holders of record, entitled to vote, of a majority of such shares of stock so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

     Section 5. Meetings of the stockholders shall be presided over by the Chairman of the Board or, if he is not present, by the President or, in
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his absence, by a Vice President.  In the event that none of such officers be present, then the meeting shall be presided over by a chairman to be chosen at the meeting. The Secretary of the Company or, if he is not present, an Assistant Secretary of the Company or, if neither the Secretary nor an Assistant Secretary is present, a secretary to be chosen at the meeting shall act as secretary of the meeting.

     Section 6. At all meetings of the stockholders every holder of record of the shares of the capital stock of the Company, entitled to vote thereat, may vote thereat either in person or by proxy.

     Section 7. At all elections of directors the voting shall be by written ballot and stockholders may cumulate their votes.

     Section 8. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding sixty days preceding the date of - -

                        (a)   Any meeting of the stockholders;
                        (b)   Any payment of any dividends;
                        (c)   Any allotment of rights;
                        (d) Any effective date of change or conversion or exchange of capital stock;

or, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date not exceeding sixty days preceding the effective date of any of the above enumerated transactions, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting, or to receive payment of such dividend, or to receive allotment of rights, or to exercise rights of change, conversion or exchange of capital stock, as the case may be, or to participate in any of the above transactions, notwithstanding any transfer of any stock on the books of the Company after such record date fixed as aforesaid.


                                  ARTICLE II

                                  DIRECTORS

     Section 1. Subject to the provisions of the Articles of Incorporation, the
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Directors shall be elected at the regular annual meeting of stockholders, but if such election of Directors is not held on the day of the annual meeting, the Directors shall cause the election to be held as soon thereafter as conveniently may be. Also, subject to the provisions of the Articles of Incorporation, the Directors shall be divided into three classes, which shall be as nearly equal in number as possible, and no class shall include fewer than two Directors. Directors shall hold office for a term of three years and until their successors are elected and qualified, except that in 1990, the first class of Directors shall be elected for a term of one year and the second class of Directors shall be elected for a term of two years. Each class of Directors shall be designated by the year in which its term ends.
The Board shall fill vacancies in any class in the manner prescribed in this
Article II, provided that any such newly elected Director shall serve for the remainder of the term applicable to the vacancy being filled. Notwithstanding the foregoing, whenever the holders of the preferred stock or preference stock issued by the Company shall have the right, voting separately by class, to elect Directors at an annual or special meeting of the stockholders, the election, term of office, and filling of vacancies of such Directors shall be governed by the terms of the Articles of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this paragraph. Directors elected by a vote of the holders of preferred stock or preference stock as provided in the Articles of Incorporation shall hold office only so long as is required by the Articles of Incorporation. Except as otherwise provided in the By-laws and Articles of Incorporation, no Director shall be removed except for cause. This paragraph shall not be amended or repealed, and no provision inconsistent herewith shall be adopted, without the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Company entitled to vote in any election.

     Each director who is not a salaried full time officer or employee of the Company shall be
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conclusively deemed to have resigned from the Board of Directors of the
Company if he retires, resigns, or is removed from the primary business position which he held at the time of his election to the Board.

     No director who is not a salaried full time officer or employee of the Company shall be designated by the Board of Directors of the Company as a nominee for re-election to the Board of Directors at an annual meeting of stockholders if he shall have attained the age of seventy (70) at year-end prior to such annual meeting.

     No director who is a salaried full time officer or employee of the Company shall be designated by the Board of Directors of the Company as a nominee for re-election to the Board of Directors at an annual meeting of stockholders, if he shall have attained the age of sixty-five (65) at year-end prior to such annual meeting, or if he is no longer a full time officer or employee of the Company, or if he has been removed, during the 12 month period prior to Board action on nominees, from the position he previously held with the Company, except that any chief executive officer serving on the Board may be re-nominated for a maximum of five (5) years after his retirement as chief executive officer, on a year to year basis.

     Each Director before entering upon his duties shall file with the corporation written acceptance of his office. A majority of the members of the Board shall constitute a quorum for the filling of vacancies of the Board of Directors and the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without notice, other than announcement of the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. The acts of a majority of the Directors present at any meeting at which there is a quorum shall, except as otherwise provided by
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law, by the Articles of Incorporation or the By-Laws, be the acts of the
Board.

     Section 2. Vacancies in the Board of Directors, caused by death, resignation or otherwise, may be filled at any meeting of the Board of Directors and the directors so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.

     Section 3. Meetings of the Board of Directors shall be held at such place within or without the State of Kansas as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. Regular meetings of the Board shall be held at such time as may from time to time be fixed by resolution of the Board, and notice of such meetings need not be given. Special meetings of the Board may be held at any time upon call of the Chairman of the Board or the President or a Vice President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before any such meeting. Members of the Board may participate in any meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at the meeting. A meeting of the Board may be held without notice immediately after the annual meeting of the stockholders at the same place at which such meeting is held. Any meeting may be held without notice if all of the directors are present at the meeting, or if all of the directors sign a waiver thereof in writing. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

     Section 4. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or, if he is not present, by the
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President or, if he is absent, by a Vice President.  In the event none of such officers are present, then the meeting shall be presided over by a chairman to be chosen at the meeting. The Secretary of the Company or, if he is not present, an Assistant Secretary of the Company or, if neither the Secretary nor an Assistant Secretary is present, a secretary to be chosen at the meeting shall act as secretary of the meeting.

     Section 5.  Each director of the Company who is not a salaried officer or salaried employee of the Company shall be entitled to receive such remuneration for serving as a director and as a member of any committee of the Board as may be fixed from time to time by the Board of Directors.
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                                  ARTICLE III

                                   OFFICERS

     Section 1. The Board of Directors, as soon as may be after its election held in each year, shall choose one of its number President of the Company and shall appoint one or more Vice Presidents, a Secretary and a Treasurer of the Company and from time to time may appoint such Assistant Secretaries, Assistant Treasurers, and other officers and agents of the Company as it may deem proper. The offices of Secretary and Treasurer may be held by the same person, and a Vice President of the Company may also be either the Secretary or the Treasurer.

     Section 2. The term of office of all officers shall be one year or until the respective successors are chosen or appointed, but any officer or agent may be removed, with or without cause, at any time by the affirmative vote of a majority of the members of the Board then in office. No agreement for the employment of any officer or agent for a period longer than one year shall be authorized.

     Section 3. Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Company shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Treasurer, the Assistant Treasurers and any other officers or employees of the Company may be required to give bond for the faithful discharge of their duties, in such sum and of such character as the Board may from time to time prescribe.

     Section 4. The salaries of all officers and agents of the Company shall be fixed by the Board of Directors, or pursuant to such authority as the Board may from time to time prescribe.
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                                  ARTICLE IV

                             CERTIFICATES OF STOCK

     Section 1. The interest of each shareholder in the Company shall be evidenced by a certificate or certificates for shares of stock of the Company in such form as the Board of Directors may from time to time prescribe. Certificates for shares of stock of the Company shall be signed by the Chairman of the Board or the President or any Vice President and the Treasurer or any Assistant Treasurer of this corporation and sealed with its corporate seal, or when the same bear the facsimile signature of the Chairman of the Board or the President or any Vice President and of the Treasurer or any Assistant Treasurer of the corporation and its facsimile seal and shall be countersigned and registered in such manner, if any, as the Board may by resolution, prescribe.

     Section 2. The shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by duly authorized attorney, upon surrender for cancellation of certificates for a like number of shares of the same class of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto and such proof of the authenticity of the signatures as the Company or its agents may reasonably require.

     Section 3. No certificate for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft, or destruction, and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.
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                                 ARTICLE V

                             CHECKS, NOTES, ETC.

     All checks and drafts on the Company's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors; provided that checks drawn on the Company's dividend, general and special accounts may bear the facsimile signature, affixed thereto by a mechanical device, of such officer or agent as the Board of Directors shall authorize.


                                 ARTICLE VI

                                 FISCAL YEAR

     The Fiscal year of the Company shall begin on the first day of January in each year and shall end on the thirty-first day of December following.


                                 ARTICLE VII

                                CORPORATE SEAL

     The corporate seal shall have inscribed thereon the name of the Company and the words "Corporate Seal Kansas".
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